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                                                                    EXHIBIT 2(c)


                       SECOND AMENDMENT TO THE BY-LAWS OF

                        AIM INVESTMENT SECURITIES FUNDS
                          (A DELAWARE BUSINESS TRUST)

                            ADOPTED OCTOBER 27, 1994


The By-Laws of AIM Investment Securities Funds are hereby amended as follows:

WHEREAS, the Board of Trustees of the Fund desires to establish methods by which a shareholder can designate a person to act as his, her or its proxy;

NOW THEREFORE, BE IT RESOLVED, that Article IV, Section 1 of the Fund's By-Laws is hereby amended by redesignating the fifth and sixth sentences of such Section as the sixth and seventh sentences thereof and by adding thereto a new sentence as the fifth sentence of such Section, which sentence shall read in full as follows:

        A shareholder may authorize any person or entity to act as his proxy through written, electronic, telephonic, computerized, facsimile, telecommunication, telex or oral communication or by any other form of communication.